Exhibit 99.1

FOR IMMEDIATE RELEASE
December 16, 2022

Contact: Todd Shoot
SVP, Investor Relations / Treasurer
(217) 221-4416

Titan International, Inc. Announces $50 Million Share Repurchase Program

Chicago, Ill.— Titan International, Inc. (NYSE: TWI) (the "Company" or "Titan") announced today that its Board of Directors authorized a share repurchase program allowing for the expenditure of up to $50 million for the repurchase of the Company's common stock. This authorization will take effect immediately and will remain in place for up to three years. Repurchases will be made from time to time in accordance with applicable securities laws in the open market and/or in privately negotiated transactions and will include repurchases pursuant to Rule 10b5-1 trading plans.

A committee of the Company's Board of Directors comprised of Maurice M. Taylor Jr., Paul G. Reitz and Mark H. Rachesky, has been appointed to supervise the share repurchase program, based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the indenture governing the Company's senior secured notes, and other factors.  The repurchase program does not obligate the Company to acquire any particular amount of common stock or to acquire shares on any particular timetable, and the program may be suspended or terminated at any time at the Company's discretion.

"The Company's performance over the last two years has now given our Board of Directors an opportunity to look at our strategic options for our cash," stated Paul Reitz, President and Chief Executive Officer. "We believe there are numerous options in front of us to impact our financial returns to investors, and this authorization is just one of those options that we will pursue."

Safe Harbor Statement: This press release contains forward-looking statements. These forward-looking statements are covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "plan," "would," "could," "potential," "may," "will," and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties. These risk factors include, but are not limited to the effect of the COVID-19 pandemic on our operations and financial performance; the effect of a recession on the Company and its customers and suppliers; changes in the Company's end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company's competitors; availability and price of raw materials; and levels of operating efficiencies. Additional risks and other factors that could cause actual results or events to differ materially from those contemplated in this release are detailed in the Company's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission, especially the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason, except as required by law.

About Titan: Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in West Chicago, Illinois, the company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.